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                                                             Exhibits 5 and 23.2
                                                             -------------------


                     [Mays & Valentine, L.L.P. Letterhead]


                                  May 11, 2000



Board of Directors
FNB Corporation
105 Arbor Street
Christiansburg, Virginia 24068

                   FNB Corporation 2000 Incentive Stock Plan
                   -----------------------------------------

Gentlemen:

     This letter is delivered to you in connection with the actions taken and proposed to be taken by FNB Corporation, a Virginia corporation ("FNB"), with respect to the FNB Corporation 2000 Incentive Stock Plan (the "Plan"). As counsel to FNB, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by FNB on or about May 11, 2000, with the Securities and Exchange Commission to effect the registration of 400,000 shares of common stock of FNB under the Securities Act of 1933, as amended (the "Act") for issuance under the Plan.

     In this regard, we have examined the Articles of Incorporation and Bylaws of FNB, records of proceedings of the Board of Directors of FNB, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of FNB and other sources believed by us to be reliable.

     Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                              /s/ Mays & Valentine, L.L.P.